EXHIBIT 11
                     CALCULATION OF WEIGHTED AVERAGE SHARES
                   OUTSTANDING FOR NET INCOME (LOSS) PER SHARE

                                                                                              MARCH 31,
                                          1994            1995           1996           1996           1997
                                      ------------   -------------   ------------   ------------   ------------
EARNINGS:
Net Income (Loss)..................   $ (1,887,717)  $  (1,767,692) $  (2,512,833)  $   (356,623) $     206,143
Interest on Paydown of Debt
   Under Modified Treasury
   Stock Method (1)................             --              --             --             --          9,028
                                      ------------   -------------  -------------   ------------  -------------

Net Income (Loss) Applicable
   to Common Stock.................   $ (1,887,717)  $  (1,767,692) $  (2,512,833)  $   (356,623) $     215,171
                                      ============   =============  =============   ============  =============

SHARES:
Weighted Average Number
   of Common Shares
   Outstanding.....................      3,395,831       3,811,502      4,305,745      3,970,047      4,434,140
Additional Shares Under
   Treasury Stock Method
   from Warrants Issued 12
   Months Prior to 5/1/97..........        252,822         252,822        217,276        252,822             --
Additional Shares Under
   Modified Treasury Stock
   Method for Warrants (1).........             --              --             --             --        671,134
Average Common Shares
   Outstanding and Equivalents.....
                                         3,648,653       4,064,324      4,523,021      4,222,869      5,105,274
                                      ============   =============  =============   ============  =============

Earnings (Loss) Per Share..........   $      (0.52)  $       (0.43) $       (0.56)  $      (0.08) $        0.04
                                      ============   =============  =============   ============  =============

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(1)  Excluded from computation in 1994, 1995 and 1996 and March 31, 1996 as the effect is antidilutive.